Exhibit 99.1

MARKWEST ENERGY PARTNERS ANNOUNCES INTENT TO

ACQUIRE EAST TEXAS GATHERING AND PROCESSING SYSTEM

FROM AMERICAN CENTRAL

DENVER—July 8, 2004—MarkWest Energy Partners, L.P. (AMEX: MWE), today announced that it has entered into an Asset Purchase and Sale Agreement with American Central East Texas Gas Company, L.P., (“American Central”) to acquire American Central’s Carthage gathering system and gas processing assets located in east Texas for approximately $240 million. The acquisition is expected to generate cash flow from operations of approximately $10 million for the balance of 2004, approximately $30 million for 2005 and approximately $50 million by 2006.  The close is anticipated to take place prior to August 31, 2004.  The increase in cash flow is largely driven by incremental growth projects already underway for 2005 and 2006.  These projects include gathering expansions to new producers, a new processing facility, and a new Natural Gas Liquids (“NGL”) pipeline.

The Carthage gathering system has been constructed over the last 10 years and offers both low- and high-pressure service to producers in the Carthage Field, gathering gas from the Cotton Valley, Pettit and Travis Peak formations.  The system consists of approximately 180 miles of pipeline connected to approximately 1,700 wells with an additional 82 miles of pipeline currently under construction. The gathering system also includes approximately 65,000 horsepower of compression with an additional 35,000 horsepower currently being installed. Current system throughput is approximately 245 MMcf/d and is anticipated to increase to approximately 310 MMcf/d by the end of 2004 due to the connection to the system of additional contracted volumes.  The gathering system has a capacity of approximately 350 MMcf/d.  Also included in the acquisition is a 175 MMcf/d processing facility currently under construction and an NGL pipeline to be constructed in 2005.

“American Central has an exceptional team and they have done an outstanding job of developing the Carthage system and providing high quality gathering and processing services for their customers,” said Frank Semple, President & CEO, “and we look forward to building on that solid foundation. This acquisition fits very well with our current asset base in Texas and allows us to significantly expand our midstream services. The Carthage Field has a large remaining reserve potential, which will provide strong cash flows and expansion opportunities well into the future.”

The acquisition will be funded initially with interim debt financing; however, MWE will permanently finance these assets with a combination of equity and debt in the near term.  The goal will be to maintain a debt-to-total capital ratio of less than 50 percent in keeping with MarkWest’s long-term balance sheet objectives.

MarkWest will host a conference call on Monday, July 12, 2004, at 2:00 P.M. MDT to discuss this acquisition and its effect on MarkWest Energy Partners, L.P. and its parent MarkWest Hydrocarbon, Inc. (AMEX: MWP).  Interested parties can participate in the call by dialing the following number approximately ten minutes prior to the scheduled start time: 1-800-589-4298 and provide the following confirmation number: 531315.  A replay of the call will be available July 12 through July 16 by dialing 888-203-1112 and entering the following confirmation number: 531315.  To access the webcast, please visit our website at www.markwest.com.

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MarkWest Energy Partners L.P. is a publicly traded master limited partnership with a solid core of midstream assets and growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast, processing gas from the Appalachian basin and from Michigan. Its Northeast assets include natural gas processing facilities, liquids fractionation, transportation and storage facilities. It also has a growing asset base of gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for the current year, as filed with the SEC.